                                                                    EXHIBIT 4.14

                         SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                               GENSIA SICOR INC.

                                      AND

                                  CARLO SALVI
                          Dated as of December 1, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.  Issuance and Sale of Notes............................................   1
     1.1  Issuance, Purchase and Sale of Notes............................   1
     1.2  Closings........................................................   1
     1.3  Conditions to Closings..........................................   2
     1.4  Deliveries at Closings..........................................   2
     1.5  Definitions.....................................................   2

2.  Representations and Warranties of the Company.........................   3
     2.1  Organization and Qualification..................................   3
     2.2  Due Authorization...............................................   3
     2.3  SEC Reports.....................................................   3
     2.4  Financial Statements............................................   4
     2.5  Actions Pending; Compliance with Laws...........................   4
     2.6  Title to Properties; Insurance..................................   5
     2.7  Governmental Consents, etc......................................   5
     2.8  Holding Company Act and Investment Company Act..................   5
     2.9  Conflicting Agreements and Charter Provisions...................   5
     2.10 Capitalization..................................................   6
     2.11 Disclosure......................................................   6
     2.12 Status of Securities............................................   6
     2.13 Possession of Franchises, Licenses, etc.........................   7
     2.14 Environmental Matters...........................................   7
     2.15 Offering of Notes...............................................   7
     2.16 Use of Proceeds.................................................   8
     2.17 No Brokerage or Finder's Fees...................................   8

3.  Representations and Warranties of the Purchaser.......................   8
     3.1  Due Authorization...............................................   8
     3.2  Conflicting Agreements and Other Matters........................   8
     3.3  Acquisition for Investment......................................   8
     3.4  Brokers or Finders..............................................   9
     3.5  Accredited Investor.............................................   9
     3.6  HSR Notification................................................   9

4.  Registration, Exchange and Transfer of Notes..........................   9
     4.1  Authorized Denominations of Notes...............................   9
     4.2  The Note Register; Persons Deemed Owners........................   9
     4.3  Issuance of New Notes Upon Exchange or Transfer.................   9
     4.4  Lost, Stolen, Damaged and Destroyed Notes.......................   9

5.  Payment of Notes......................................................  10
     5.1  Home Office Payment.............................................  10

                                                                           Page
                                                                           ----
     5.2  Limitation on Interest..........................................  10
     5.3  Interest........................................................  10

6.  Covenants of the Company..............................................  10
     6.1  Merger..........................................................  10
     6.2  Compliance with Laws............................................  11
     6.3  Limitation on Agreements........................................  11
     6.4  Preservation of Franchises and Existence........................  11
     6.5  Insurance.......................................................  11
     6.6  Payment of Taxes and Other Charges..............................  12
     6.7  Financial Statements and Other Reports..........................  12
     6.8  HSR.............................................................  13
     6.9  Certain Tax Matters.............................................  13
     6.10 Notice of Breach................................................  14
     6.11 Interest........................................................  14

7.  Events of Default and Remedies........................................  15
     7.1  Events of Default...............................................  15
          (a)  Nonpayment of Principal of the Notes.......................  15
          (b)  Cross-Default..............................................  15
          (c)  Voluntary Bankruptcy and Insolvency Proceedings............  15
          (d)  Adjudication of Bankruptcy.................................  16
          (e)  Receivership or Sequestration..............................  16
          (f)  Covenant Defaults..........................................  16
          (g)  Change in Control..........................................  16
     7.2  Acceleration of Maturity........................................  17
     7.3  Other Remedies..................................................  17
     7.4  Conduct No Waiver; Collection Expenses..........................  18
     7.5  Annulment of Acceleration.......................................  18
     7.6  Remedies Cumulative.............................................  18
     7.7  Limitations.....................................................  19

8.  Conversion............................................................  19
     8.1  Holder's Option to Convert into Common Stock....................  19
     8.2  Exercise of Conversion Privilege................................  19
     8.3  Fractions of Shares; Interest...................................  20
     8.4  Reservation of Stock............................................  20
     8.5  Adjustment of Conversion Ratio..................................  20
     8.6  Merger or Consolidation.........................................  22
     8.7  Notice of Certain Corporate Actions.............................  22
     8.8  Reports as to Adjustments.......................................  23

9.   Subordination of Notes...............................................  23
     9.1  Subordination of Notes to Senior Indebtedness...................  23

                                                                           Page
                                                                           ----
     9.2  Proofs of Claim of Holders of Senior Indebtedness; Voting.......  25
     9.3  Rights of Holders of Senior Indebtedness Unimpaired.............  26
     9.4  Effects of Event of Default.....................................  26
     9.5  Company's Obligations Unimpaired................................  26
     9.6  Subrogation.....................................................  26

10.  Interpretation.......................................................  27
     10.1  Definitions....................................................  27
     10.2  Accounting Principles..........................................  32

11.  Miscellaneous........................................................  32
     11.1  Payments.......................................................  32
     11.2  Severability...................................................  32
     11.3  Specific Enforcement...........................................  32
     11.4  Entire Agreement...............................................  33
     11.5  Counterparts...................................................  33
     11.6  Notices and Other Communications...............................  33
     11.7  Amendments.....................................................  33
     11.8  Cooperation....................................................  34
     11.9  Successors and Assigns.........................................  34
     11.10 Expenses and Remedies..........................................  34
     11.11 Survival of Representations and Warranties.....................  35
     11.12 Transfer of Securities.........................................  35
     11.13 Governing Law..................................................  35
     11.14 Term...........................................................  36
     11.15 Publicity......................................................  36
     11.16 Covenant of Purchaser..........................................  36
     11.17 Signatures.....................................................  36

                                    EXHIBITS
                                    --------

Exhibit A  Form of Note
Exhibit B  Form of Registration Rights Agreement
Exhibit C  Internal Revenue Service Form 1001

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


     THIS SECURITIES PURCHASE AGREEMENT, dated as of December 1, 1998 (this "Agreement"), between GENSIA SICOR INC., a Delaware corporation (the "Company"),
                      -----------------
and CARLO SALVI (the "Purchaser"),
    -----------

                              W I T N E S S E T H:

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, 8% Subordinated Convertible Notes due January 10, 2001 in the aggregate principal amount set forth herein (the "Notes"), upon the terms set forth herein;

     WHEREAS, the Notes shall be convertible into the Company's Common Stock, par value $.01 per share (the "Common Stock") and the Common Stock and the Notes are referred to collectively as the "Securities"; and

     WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1.  Issuance and Sale of Notes.
         --------------------------

     1.1  Issuance, Purchase and Sale of Notes.  Upon the terms set forth
          ------------------------------------
herein, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, Notes in the aggregate principal amount of $10,000,000, of which $5,000,000 will be purchased at the First Closing (as defined below) and $5,000,000 will be purchased at the Second Closing (as defined below). The aggregate amount paid for Notes is referred to as the "Purchase Price". Each Note shall be in the form of Exhibit A hereto. The initial Conversion Price of the Notes shall be $4.50 per share.

     1.2  Closings.  The first closing of the transactions contemplated hereby
          --------
(the "First Closing") will take place at the offices of Pillsbury Madison & Sutro LLP, San Diego, California, at 11:00 a.m. on November 25, 1998 or on such other date as shall be mutually agreed by the Company and the Purchaser (the "First Closing Date"). The second closing of the transactions contemplated hereby (the "Second Closing" and together with the First Closing the "Closings") will take place at the same office on such date on or prior to December 31, 1998 as is agreed to by the Company and the Purchaser (the "Second Closing Date" and together with the First Closing Date, the "Closing Dates").

     1.3  Conditions to Closings.
          ----------------------

     (a) The obligations of the Company and the Purchaser to consummate the trans actions contemplated hereby at the Closings are subject to the satisfaction of the following conditions:

no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents consequences of the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any governmental authority (of the United States or otherwise) which prevents or substantially modifies to the detriment of the Purchaser the conditions or the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

     (b) The obligations of the Purchaser to consummate the transactions contemplated hereby at the Closings are subject to the satisfaction or waiver of the following conditions:

          (i)   the representations and warranties of the Company set forth in
     Section 2 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Dates; and the Company shall have performed in all material respects its covenants set forth in this Agreement to be performed prior to the Closing Dates and shall not have taken any action which (if any Notes were outstand ing) would violate any provision of this Agreement(and at the Closings the Company shall deliver to the Purchaser an officer's certificate certifying as to the Company's compliance with the conditions set forth in this clause (i));

          (ii) at the First Closing, the Company shall have executed a registra tion rights agreement in the form of Exhibit B hereto (the "Registration Rights Agreement"); and

          (iii) since the date of this Agreement there shall not have occurred an event which would have a Material Adverse Effect (as defined in Section
     2.1 hereof).

     1.4  Deliveries at Closings.  At the Closings, the Company shall deliver to
          ----------------------
the Purchaser, against payment in full of the Purchase Price, Notes in such denominations as the Purchaser has requested, dated as of the respective Closing Date and registered in the names requested by the Purchaser, in an aggregate principal amount corresponding to the Purchase Price.

     The Closings shall be deemed to have taken place in the State of California.

     1.5  Definitions.  Certain capitalized terms used in this Agreement are
          -----------
defined in Section 10 hereof.

     2.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants as of the date hereof as follows:

     2.1  Organization and Qualification.  Each of the Company and its
          ------------------------------
Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

     2.2  Due Authorization.  The execution and delivery of this Agreement and
          -----------------
the Registration Rights Agreement and the issuance and sale of the Securities by the Company and compliance by the Company with all the provisions of this Agreement and the Registra tion Rights Agreement (a) are within the corporate power and authority of the Company; (b) do not or will not require the approval or consent of the stockholders of the Company; and (c) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     2.3  SEC Reports.  The Company has filed all registration statements, proxy
          -----------
statements, reports and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 1997; and the Company has furnished the Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K") and all proxy statement filings, registration statements and reports under the Securities Act and the Exchange Act filed by the Company after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in substan tial compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of the date hereof there is no fact not disclosed in the SEC Reports which is peculiar to the Company and which materially adversely affects the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     2.4  Financial Statements.
          --------------------

     (a) The 1997 10-K includes true and correct copies of the audited consolidated balance sheet and statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 1997 (including the related notes thereto), together with the unqualified report of Ernst & Young LLP ("E&Y") (the "1997 Financial Statements").

     (b) The 1997 Financial Statements and the financial statements included in the SEC Reports (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which will be material in amount or effect), and the Company has no material liabilities or obligations, contingent or otherwise, not reserved against or otherwise disclosed in the 1997 Financial Statements, other than any such liabilities which are dis closed or referred to in the SEC Reports or are not material or were incurred in the ordinary course of business since December 31, 1997. Since December 31, 1997, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and there has been no material adverse change in the properties, business, results of operation, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, other than changes disclosed or referred to in the SEC Reports or the 1997 Financial Statements.

     2.5  Actions Pending; Compliance with Laws.  There is no action, suit,
          -------------------------------------
investigation or proceeding pending or, to the knowledge of the Company, threatened by any public official or governmental authority, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (collectively, "Litiga tion"), which questions the validity or enforceability of, or seeks to enjoin or invalidate this Agreement and the Registration Rights Agreement or any action taken or to be taken pursu ant hereto or thereto, or, except as set forth in the SEC Reports or the 1997 Financial Statements, which is reasonably likely to result in any Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award. To the knowledge of the Company, the Company and each Subsidiary is in material compliance with, and at all times since December 31, 1997 has been in material compliance with, all applicable federal, state, local and foreign laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any governmental authority (collectively, "Applicable Laws") relating to the Company or any Subsidiary or their respective businesses or properties, including, without limitation, social security laws, workers' protection laws, laws regarding the provision of insurance, third party administration and primary health care services, good manufacturing practices of the Food and Drug Administration (the "FDA"), the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, any federal or state Pharmacy Practice Acts, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, the Occupational Safety and Health Act and the regulations promulgated thereunder ("OSHA"), the Foreign Corrupt Practices Act (the "FCPA") and all rules of professional conduct applicable to the Company or any Subsidiary by which any of its properties are bound or subject, except where the failure to be in compliance therewith could not reasonably be expected to have a Material Adverse Effect.

     2.6  Title to Properties; Insurance.  The Company and its Subsidiaries have
          ------------------------------
good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than those referred to in the SEC Reports or the 1997 Financial Statements, except in each case for such defects in title and such other liens and encum brances which are disclosed in the SEC Reports or the 1997 Financial Statements or which do not in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries maintain insurance in such amounts, including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business, including directors' and officers' liability and product liability insurance.

     2.7  Governmental Consents, etc.  The Company is not required to obtain any
          --------------------------
consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement or the Registration Rights Agreement and the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect thereof, any filings required to effect any registration pursuant to the Registration Rights Agreement, and any filings required pursuant to state and federal securities laws which will be timely made after the Closings hereunder.

     2.8  Holding Company Act and Investment Company Act.  Neither the Company
          ----------------------------------------------
nor any Subsidiary is: (a) a "public utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) a "public utility," as defined in the Federal Power Act, as amended, or (c) an "investment company" or an "affiliated person" thereof as such terms are defined in the Investment Company Act of 1940, as amended.

     2.9  Conflicting Agreements and Charter Provisions.  None of (a) the
          ---------------------------------------------
execution and delivery of this Agreement and the Registration Rights Agreement and the issuance of the Securities, (b) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Securities, and (c) the conversion of the Notes as contemplated by the Governing Instruments will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or Bylaws of the Company or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulations to which the Company or any of its Subsidiaries or any of their respective property is subject. Neither the Company nor any of its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, is in default under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound, in each case which default materially and adversely affects the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     2.10  Capitalization.  As of September 30, 1998, the authorized capital
           --------------
stock of the Company consists solely of (a) 125,000,000 shares of the Common Stock of which 79,644,987 shares were issued and outstanding; and (b) 5,000,000 shares of preferred stock, $.01 per share, of which (i) 1,840,000 shares have been designated as $3.75 Convertible Exchangeable Preferred Stock of which 1,600,000 shares were issued and outstanding or reserved for issuance, (ii) 200,000 shares have been designated as Series A Convertible Preferred Stock none of which are issued or outstanding and all of which are reserved for issuance upon conversion of the 2.675% Subordinated Convertible Notes and (iii) 125,000 shares have been designated as Series I Participating Preferred Stock, none of which were issued or outstanding, all of which were reserved for issuance under the Gensia Preferred Stock Purchase Rights. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive or similar rights. Since September 30, 1998, the Company has not, and between the date hereof and the Closing Dates, the Company will not, issue any addi tional shares of capital stock, other than pursuant to the exercise of outstanding stock options or warrants or pursuant to the Company's Employee Stock Purchase Plan or pur suant to the conversion of the Company's outstanding convertible securities. To the extent that any rights, options or warrants to acquire any securities of the Company are outstanding, none of (A) the issuance and sale of the Securities pursuant to this Agreement or (B) the conversion of the Notes into Common Stock will result in an adjustment of the exercise price or number of shares issuable upon the exercise in respect of any such rights, options or warrants.

     2.11  Disclosure.  Neither this Agreement nor any certificate, instrument
           ----------
or written statement furnished or made to the Purchaser by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein mis leading. There is no fact which the Company has not disclosed to the Purchaser or its counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to have a Material Adverse Effect or materi ally and adversely affect the ability of the Company to perform its obligations under this Agreement.

     2.12  Status of Securities.  The Securities have been duly authorized by
           --------------------
all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Certificate of Incorporation or the Bylaws of the Company or otherwise), and the Common Stock issuable upon conversion of the Notes will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Common Stock is not and will not be subject to preemptive rights of any other stockholder of the Company. Such shares of Common Stock have been validly reserved for issuance.

     2.13  Possession of Franchises, Licenses, etc.  The Company and its
           ---------------------------------------
Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect to the Company and its Subsidiaries taken as a whole for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

     2.14  Environmental Matters.  Except as disclosed in the SEC Reports or
           ---------------------
otherwise disclosed to Purchaser:

     (a) There are, with respect to the Company and each Subsidiary, or any predecessor of the foregoing, no past or present material violations of Environmental Law, nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any liability pursuant to any Environmental Law and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any Litigation pending or threatened in connection with any of the foregoing.

     (b) No Hazardous Materials are present on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries and no Hazardous Materials were present on or about any real property previously owned, leased or used by the Company or any its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any such Subsidiary's business.

     (c) No Hazardous Materials have been released on or about, or where they may pose a threat of migration to, any real property currently owned, leased or used by the Company or any of its Subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except as may be required in the normal course of business and in material compliance with applicable Environmental Law.

     2.15  Offering of Notes.  Neither the Company nor any Person acting on its
           -----------------
behalf has offered the Notes or any similar securities of the Company for sale to, solicited any offers to buy the Notes or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "Accredited Investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Notes under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     2.16  Use of Proceeds.  The proceeds of the sale of the Securities will be
           ---------------
used by the Company for general corporate purposes.

     2.17  No Brokerage or Finder's Fees.  Neither the Company, any Subsidiary
           -----------------------------
of the Company, nor any stockholder, director, officer or employee of the Company or any Subsidiary has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     3.  Representations and Warranties of the Purchaser.  The Purchaser
         -----------------------------------------------
represents and warrants as to it itself as of the date hereof as follows:

     3.1  Due Authorization.  The Purchaser has all right, power and authority
          -----------------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that
(a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.2  Conflicting Agreements and Other Matters.  Neither the execution and
          ----------------------------------------
delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject, except for filings after the Closings under section 13(d) of the Exchange Act.

     3.3  Acquisition for Investment.  The Purchaser is acquiring the Securities
          --------------------------
being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Securities, including the Securities issuable upon conversion have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement.

     3.4  Brokers or Finders.  No agent, broker, investment banker or other firm
          ------------------
or Person, including any of the foregoing that is an Affiliate of the Purchaser, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 11.10.

     3.5  Accredited Investor.  The Purchaser is an "accredited investor" within
          -------------------
the meaning of Rule 501 promulgated under the Securities Act.

     3.6  HSR Notification.  If necessary, the Purchaser will cause to be filed
          ----------------
its notification ("HSR Notification") of the transaction contemplated by this Agreement pursuant to the HSR Act at the same time as the Company files its HSR Notification pursuant to Section 6.8.

     4.  Registration, Exchange and Transfer of Notes.
         --------------------------------------------

     4.1  Authorized Denominations of Notes.  The Notes are issuable only as
          ---------------------------------
fully registered Notes in denominations of at least $100,000.

     4.2  The Note Register; Persons Deemed Owners.  The Company shall maintain,
          ----------------------------------------
at its
office designated for notices in accordance with Section 11.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

     4.3  Issuance of New Notes Upon Exchange or Transfer.  Upon surrender for
          -----------------------------------------------
exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.6, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest, if any, has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes in connection with a transfer by any person on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     4.4  Lost, Stolen, Damaged and Destroyed Notes.  Upon receipt by the
          -----------------------------------------
Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of the Purchaser or any Affiliate of the Purchaser or the general partner of the Purchaser, notice from the Purchaser or such Affiliate of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, the Purchaser, an Affiliate of the Purchaser or the general partner of the Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     5.  Payment of Notes.
         ----------------

     5.1  Home Office Payment.  The Company will pay to the Purchaser or any
          -------------------
trans feree thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) at the address specified in
Section 11.6 or at the address specified by such transferee, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchaser or transferee shall have designated by notice to the Company, without presentment for notation of payment and without surrender. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, therefore made, and of the date to which interest has been paid.

     5.2  Limitation on Interest.  No provision of this Agreement or of any Note
          ----------------------
shall require the payment or permit the collection of interest, if payable, in excess of the maximum rate which is permitted by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

     5.3  Interest.  Interest, if payable, on the principal amount of the Notes
          --------
shall be due and payable as provided in the Notes.

     6.  Covenants of the Company.  The Company covenants that so long as the
         ------------------------
Purchaser (and/or Affiliates of the Purchaser) hold the Notes:

     6.1  Merger.  The Company will not merge with or into or consolidate with
          ------
any other Person or sell or convey all or substantially all of its assets or property to any other Person unless the Company is the continuing or surviving entity or the Person (if other than the Company) formed by such merger or consolidation or into which the Company is merged or to which the assets of the Company are sold or conveyed (the "Surviving Entity") shall expressly assume the then outstanding principal amount of the Notes.

     6.2  Compliance with Laws.  The Company will, and will cause each
          --------------------
Subsidiary to, comply with all Applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, social security laws, workers' protection laws, environmental laws, human health and equal employment opportunity laws, laws regarding the provision of insurance, third party administration and primary health care services, good manufacturing practices of the FDA, the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, any federal or state Pharmacy Practice Acts, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, OSHA, the FCPA and all rules of professional conduct applicable to the Company or any Subsidiary by which any of its properties are bound or subject, provided that the Company shall not be deemed to be in violation of this Section 6.2 as a result of any failure to comply with any provisions of such statutes, rules, regula tions, and orders, the noncompliance with which would not result in fines, penalties, injunc tive relief or other civil liabilities which, in the aggregate, would materially and adversely affect the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

     6.3  Limitation on Agreements.  The Company will not, and will not permit
          ------------------------
any Subsidiary to, enter into any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits or in any other way prevents or limits the Company from paying interest, if any, payable on the Notes or redeeming the Notes.

     6.4  Preservation of Franchises and Existence.  Except as otherwise
          ----------------------------------------
permitted by the Agreement, the Company will (a) maintain its corporate existence, rights and franchises in full force and effect, and (b) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided that nothing in this Section 6.4 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or implementing the Company's plans with respect to Metabasis.

     6.5  Insurance.
          ---------

     (a) The Company will, and will cause each of the Subsidiaries to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

     (b) The Company shall (i) provide, maintain and perform in the same manner as prior to the date hereof the Company's existing indemnification provisions with respect to present and future directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring after the Closing Date to the extent permitted or required under applicable law and the Company's Certificate of Incorporation and Bylaws in effect at the date hereof (to the extent consistent with applicable law); and (ii) maintain directors and officers liability coverage, with limits, terms and conditions no less advantageous than in effect on the date hereof. Such coverage will be maintained with the current insurance carriers or insurance carriers of financial strength equal to or greater than the financial strength of the current insurance carriers. Evidence of such coverage will be provided to the individual officers and directors upon request. Any new directors or officers of the Company will be added to such policies.

     6.6  Payment of Taxes and Other Charges.  The Company will pay or
          ----------------------------------
discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (a) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under section 4062, 4063, or 4064 of ERISA or any similar provision of law), and (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (a) or clause (b), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

     6.7  Financial Statements and Other Reports.
          --------------------------------------

     (a) The Company will, as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (a);

     (b) it will, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause
(b);

     (c) it will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission; and

     (d) it will promptly furnish to the Purchaser (i) copies of (A) any compliance certificates furnished to lenders in respect of Indebtedness of the Company and its Subsidiaries and (B) any notices of default from lenders in respect of any such Indebtedness and (ii) notice of (A) the commencement of any Litigation which, if determined adversely to the Company, would have a Material Adverse Effect, (B) the issuance by any governmental authority of any injunction, order, restraint or other decision which has resulted in, or which is likely, in the reasonable judgment of the Company or any such Subsidiary, to have a Material Adverse Effect or (C) any development in the business or affairs of the Company or any of the Subsidiaries which has resulted in, or which is likely, in the reasonable judgment of the Company or any such Subsidiary, to result in a Material Adverse Effect.

     6.8  HSR.  If the Purchaser desires to have the ability to convert some or
          ---
all of the Notes into Common Stock, each of the Company and the Purchaser, upon notice from the party desiring to exercise such right to the other party, shall as promptly as possible file its HSR Notification, if necessary.

     6.9  Certain Tax Matters.
          -------------------

     (a) In the event (i) of a Final Determination (as defined below) that the Purchaser is required to include in income for any taxable year amounts ("OID") determined pursuant to the principles of sections 1271-75 of the Code and the regulations thereunder, including by application of section 305(c) of the Code, or any successor provisions thereto (collectively, the "OID Rules") with respect to the Notes (an "OID Inclusion") or (ii) the OID Rules or any similar or corresponding state or local law is amended to require an OID Inclusion for any taxable year, the Company shall pay to the Purchaser with respect to each such OID Inclusion no later than the Payment Due Time (as defined below), an additional payment (the "Gross-Up Payment") such that the net amount of such Gross-Up Payment (plus the amount of any interest paid with respect to the Notes) retained by the Purchaser after payment by such Purchaser of any federal, state and local income tax actually imposed upon such Gross-Up Payment (plus the amount of any interest paid with respect to the Notes) shall equal the sum of
(A) the amount of the OID Inclusion for such taxable year (plus the amount of any interest paid with respect to the Notes) multiplied by the maximum combined federal, state and local income tax rate for an individual resident in New York City, after giving due allowance for the deductibility of state and local income taxes (the "Applicable Tax Rate"), (B) interest on the amount specified in subclause (A) at the rates in effect from time to time for individual taxpayers resident in New York City with respect to income tax deficiencies for all periods from the date with respect to which the deficiency arose until the payment of the amount specified in subclause (A), and (C) penalties, if any, actually payable by the Purchaser with respect to the OID Inclusion to the Internal Revenue Service or any other applicable taxing authority by reason of such events.

     (b) A "Final Determination" with respect to a federal tax liability shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, or (ii) a closing agreement entered into under section 7121 (or any successor to such section) of the Code or any other settlement agreement entered into a connection with an administrative or judicial proceeding and consented to by the Purchaser. The "Payment Due Time" shall mean 5:00 p.m. Eastern time, of the day two (2) banking days before the date on which expires the period allowed by applicable law for timely payment of the tax liability imposed on the related OID Inclusion pursuant to an applicable Final Determination.

     (c) In the event that the Purchaser is notified formally or informally of any audit, examination or proceeding by the Internal Revenue Service or other taxing authority with respect to the includability in income of OID with respect to the Notes, Warrants or Pre ferred Stock, the Purchaser will promptly notify the Company of such audit, examination or proceeding; provided, however, that the Purchaser's failure to give such notice or to keep the Company fully informed concerning a Contest (as defined below) shall not affect the Company's obligation to make Gross-Up Payments in accordance with this Section 6.9. Subject to the requirement that the Purchaser shall proceed in good faith and shall pursue the issue diligently, the Purchaser shall have exclusive control and responsibility to conduct any audit, examination, proceeding or litigation (a "Contest") with respect to such treatment. The Purchaser shall bear all costs and expenses in connection with such Contest.

     (d) The Company expressly acknowledges that Affiliates of the Purchaser who acquire Notes, Warrants or Preferred Stock as permitted by this Agreement shall be entitled to the benefits of this Section 6.9. No other subsequent holder shall be entitled to the benefits of this Section 6.9.

     6.10  Notice of Breach.  As promptly as practicable, and in any event not
           ----------------
later than ten (10) Business Days after executive officers of the Company become aware of any other breach by the Company of any provision of this Agreement, including, without limitation, any provision of this Article 6, the Company shall provide the Purchaser with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

     6.11  Interest.  All interest payments on the Notes to the Purchaser shall
           --------
be made free of withholding of any nature whatsoever (and at the time that the Company is required to make such payments of interest upon which any such withholding will be required, the Company shall pay an additional amount such that the net amount actually received will, after any such withholding, equal the full amount of the interest payment due) and shall be free of expense for collection or other charges associated with such withholding provided that the Purchaser shall have complied with its obligations to provide the information required by Section 11.16.

     7.  Events of Default and Remedies.
         ------------------------------

     7.1  Events of Default.  Each of the following shall constitute an Event of
          -----------------
Default with respect to the Notes under this Agreement:

     (a)  Nonpayment of Principal of the Notes.  If the Company fails to pay the
          ------------------------------------
principal of or interest on or any other sum, if any, due on any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a dated fixed for a redemption, or otherwise and fails to cure such failure within five
(5) days; or

     (b)  Cross-Default.  If (i) the Company or any Subsidiary (x) fails to make
          -------------
any payment in respect of any Indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (y) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agree ment or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined in such Swap Contract) as to which the Company or any Subsidiary is an Affected Party (as so defined in such Swap Contract), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $3,000,000; or

     (c)  Voluntary Bankruptcy and Insolvency Proceedings.  If the Company or
          -----------------------------------------------
any Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

     (d)  Adjudication of Bankruptcy.  If a petition or answer shall be filed
          --------------------------
proposing the adjudication of the Company or any Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or

     (e)  Receivership or Sequestration.  If a decree or order is rendered by a
          -----------------------------
court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of ninety (90) days, or (ii) for the sequestration or attachment of any property of the Company or any Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within ninety (90) days thereafter; or

     (f)  Covenant Defaults.  If the Company shall have breached in any material
          -----------------
respect any of the covenants set forth herein and such breach shall continue for sixty (60) days following the date notice is required to be given under Section 6.10.

     (g) Change in Control.  If a Change of Control (as such term is hereinafter
         -----------------
defined)
shall have occurred.

     For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

          (a) The first purchase of shares of the Company's Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part, of such Common Stock;

          (b)  Stock Acquisition (as defined below);

          (c) Approval by the Company's stockholders of a merger in which the Company does not survive as an independent, publicly owned corporation (other than such a merger that leaves the stockholders of the Company with substantially the same ownership interest in the new corporation), a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets; or

          (d) A change in the composition of the Company's Board of Directors (the "Board") during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     A "Stock Acquisition" is deemed to occur at the time of any acquisition of voting securities of the Company by any person or group (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding (i) the Company or any of its subsidiaries or (ii) any savings, pension or other benefit plan for the benefit of employees of the Company or any of its subsidiaries) which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

     7.2  Acceleration of Maturity.  If any Event of Default shall have occurred
          ------------------------
and be continuing, the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, and said accrued and unpaid interest, if any, shall become and be immediately due and payable, without presentment, demand, protest or other notice whatso ever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (c), (d), or (e) of

Section 7.1 with respect to the Company shall have occurred, the outstanding princi pal amount of all of the Notes, and all accrued and unpaid interest, if any, thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an Event of Default under clause (a) of Section 7.1 shall have occurred and be continuing with respect to any Note, the Purchaser or Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of such Purchaser) holding one or more Notes in an aggregate outstanding principal amount of at least $1,000,000 may, by notice to the Company, declare the entire outstanding principal of such Notes and all accrued and unpaid interest, if any, thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes and said accrued and unpaid interest, if any, shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

     7.3  Other Remedies.  If any Event of Default shall have occurred and be
          --------------
continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights. From the date that a Default or Event of Default shall have occurred and during the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal of, and premium, if any, on the Notes and (to the extent legally enforceable) on any overdue installment of interest, if any, at the rate of eleven and three-quarters percent (11.75%) per annum until such overdue amount is paid or until such Default or Event of Default is cured or waived.

     7.4  Conduct No Waiver; Collection Expenses.  No course of dealing on the
          --------------------------------------
part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest, if any, on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

     7.5  Annulment of Acceleration.  If a declaration is made in accordance
          -------------------------
with Section 7.2, then and in every such case, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

     (a) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

     (b) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

     (c) every other Event of Default shall have been duly waived or otherwise made good or cured; provided, however, that only the Purchaser or Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of such Purchaser) of the Note or Notes making the declaration permitted by the last proviso of Section 7.2 may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

     7.6  Remedies Cumulative.  No right or remedy conferred upon or reserved to
          -------------------
the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders.

     7.7  Limitations.  Notwithstanding the foregoing provisions of this Article
          -----------
7, the exercise of remedies by the holders of the Notes is subject to the provisions of Article 9 hereof.

     8.  Conversion.
         ----------

     8.1  Holder's Option to Convert into Common Stock.  Subject to the
          --------------------------------------------
provisions for adjustment hereinafter set forth, any Note or any portion of the outstanding principal amount of such Note shall be convertible at the option of the holder at any time after the First Closing into shares of Common Stock at a conversion ratio for each $100 of outstanding principal amount of Notes equal to the Conversion Ratio.

     8.2  Exercise of Conversion Privilege.
          --------------------------------

     (a) Any conversion by the holders of Notes into Common Stock shall be in an aggregate outstanding principal amount equal to at least $100,000, unless the amount so converted shall be such holder's entire outstanding principal amount of Notes. Conversion of the Notes may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 11.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the Notes to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of such Notes and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. The date of delivery of the Notes shall be deemed to be the date of conversion.

     (b) Such right of conversion shall cease and terminate as to the Notes at the close of business on the Business Day preceding January 10, 2001 unless the Company shall default in the repayment of the Notes.

     (c) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided.

     8.3  Fractions of Shares; Interest.  In connection with the conversion of
          -----------------------------
any Note into Common Stock, no fractions of shares shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such
Note is deemed to have been converted. If more than one Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional share of Common Stock.

     8.4  Reservation of Stock.
          --------------------

     (a) The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of the entire outstanding principal amount of the Notes into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock, if necessary, to permit the conversion of the entire outstanding principal amount of the Notes.

     (b) If the Company shall issue shares of Common Stock upon conversion of the Notes as contemplated by this Article 8, the Company shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and out standing and held by other holders of Common Stock at such time and have not expired.

     8.5  Adjustment of Conversion Ratio.  The Conversion Ratio will be subject
          ------------------------------
to adjustment from time to time as follows:

     (a) In case the Company shall at any time or from time to time after November __, 1998 (i) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Note thereafter surrendered for conversion into Common Stock shall be entitled to receive, for each $100 of outstanding principal amount of Notes, the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursu ant to this clause (a) shall become effective (x) in the case of any such dividend or distribu tion, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(a) in connection with any transaction to which Section 8.6 applies.

     (b) In case the Company shall at any time or from time to time after November __, 1998 declare, order, pay or make a dividend or other distribution (including, without limita tion, any distribution of stock or other securities or property or rights or warrants to sub scribe for securities of the Company or any of its Subsidiaries by way of dividend, on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in
Section 8.5(a), then, and in each such case, the Conversion Ratio and the Con version Price shall be adjusted so that the holder of each Note shall be entitled to receive, upon the conversion thereof, for each $100 of outstanding principal amount of Notes, the number of shares of Common Stock determined by multiplying (i) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stock holders entitled to receive such dividend or distribution by (ii) a fraction, the numerator of which shall be the Current Market Price of the Common Stock for the period of twenty (20) Trading Days preceding such record date, and the denominator of which shall be such Current Market Price of the Common Stock less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors and supported by an opinion from an investment banking firm of recognized national standing acceptable to holders of a majority of the Notes) of such dividend or distribution. No adjustment shall be made pursuant to this Section 8.5(b) in connection with any transaction to which Section 8.6 applies.

     (c) For purposes of this Section 8.5, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

     (d) The term "dividend," as used in this Section 8.5, shall mean a dividend or other distribution upon stock of the Company as well as any consideration granted to a shareholder for the release of a claim against the Company.

     (e) Anything in this Section 8.5 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

     (f) The certificate of the Chief Financial Officer of the Company shall be presumptively correct for any computation made under this Section 8.5.

     (g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 8.5 or in the Conversion Ratio or Conversion Price then in effect shall be required by reason of the taking of such record.

     (h) In the case of any event which requires an adjustment to the Conversion Ratio pursuant to this Section 8.5, the Conversion Price shall also be appropriately adjusted to reflect such event.

     8.6  Merger or Consolidation.  In the case of any consolidation or merger
          -----------------------
of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Company (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each Note then outstanding shall thereafter be convertible into, in lieu of the Common Stock issu able upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which the principal balance of such Note was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Article 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

     8.7  Notice of Certain Corporate Actions.  In case at any time or from time
          -----------------------------------
to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the

Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least twenty (20) days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Notes at the addresses of each as shown in the Note Register of the date on which (a) a record shall be taken for such stock dividend, distribution or subscription rights or (b) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 8.5 applies the Company shall give at least thirty (30) days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     8.8  Reports as to Adjustments.  Upon any adjustment of the Conversion
          -------------------------
Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this Article 8, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of the Notes and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issu able upon the conversion granted by this Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjust ment. Where appropriate, such notice to holders of the Notes may be given in advance and included as part of the notice required under the provisions of Section 8.7. In any event notice of any such adjustment shall be given promptly to the holders of the Notes.

     9.  Subordination of Notes.
         ----------------------

     9.1  Subordination of Notes to Senior Indebtedness.  The Indebtedness
          ---------------------------------------------
evidenced by the Notes and all renewals and extensions thereof, all obligations of the Company under this Agreement, and all other instruments and agreements arising out of or relating to any or all of the foregoing and all renewals and extensions thereof (collectively called the "Junior Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

     (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorgani zation or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full before any payment is made upon the Junior Indebtedness; and in any such event any payment or distribution of any kind or character, whether in cash, property, or securities which shall be made upon or in respect of the Junior Indebtedness shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full.
In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, the Purchaser hereby assign and transfer to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions.

     (b) In the event that all or any part of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity), under circumstances when the foregoing clause
(a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

     (c) Upon the occurrence of an event which is, or with the lapse of time or notice or both would be, an event which gives any holder of any Senior Indebtedness of the Company the right to demand payment, cash collateral, accelerate the maturity, or terminate any commitment to further extend credit, no payment shall be made on any Junior Indebtedness if either:

          (i) notice of such default in writing or by telegram has been given to the Company by any holder of any Senior Indebtedness of the Company, provided that judicial proceedings shall be commenced with respect to such default (x) within one hundred eighty (180) days thereafter if such default consists of the nonpayment of principal, interest, or any other sum due on such Senior Indebtedness, or (y) within one hundred eighty (180) days after the earlier of (A) the giving of such notice or (B) the date on which such holder is entitled to institute judicial proceedings, or

          (ii) judicial proceedings shall be pending in respect of such default.

The holder of any portion of Senior Indebtedness of the Company shall not be entitled to give notice pursuant to this clause (c) more than once with respect to any default which was specified in such notice and which has continued without interruption since the date such notice was given, nor shall such holder be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of the holder giving notice) was existing on the date such notice was given pursuant to this clause (c) and which has con tinued without interruption from the date such notice was given. Upon receipt of any notice from any holder of any Senior Indebtedness pursuant to this clause
(c), the Company shall forthwith send a copy thereof to each holder of Junior Indebtedness and each holder of its Senior Indebtedness at the time outstanding.

     (d) All payments, cash, or noncash distributions made to the holders of Junior Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be neces sary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

     (e) Each holder of Senior Indebtedness of the Company is hereby authorized by the Purchaser to:

          (i) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any Senior Indebtedness of the Company held by such holder;

          (ii) increase or decrease the rate of interest payable thereon or any part thereof;

          (iii) exchange, enforce, waive or release any security therefor;

          (iv) apply such security and direct the order or manner of sale thereof in such manner as such holder may at its discretion determine; and/or

          (v) release the Company or any guarantor of any Senior Indebtedness of the Company from liability.

If any such action is taken, the Company shall promptly notify the Purchaser and any holder of Junior Indebtedness. Notwithstanding anything set forth in this
Section 9.1, nothing set forth herein shall restrict holders of the Notes from exercising their rights of conversion hereunder.

     9.2  Proofs of Claim of Holders of Senior Indebtedness; Voting.  The
          ---------------------------------------------------------
Purchaser undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of the Purchaser to file the required proof or proofs of claim prior to thirty
(30) days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by the Purchaser to be such Purchaser's agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (a) to accept or reject any plan of reorganization or arrangement on behalf of the Purchaser, and (b) to otherwise vote the Purchaser's claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.

     9.3  Rights of Holders of Senior Indebtedness Unimpaired.  No right of any
          ---------------------------------------------------
holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

     9.4  Effects of Event of Default.  The Company agrees, for the benefit of
          ---------------------------
the holders of Senior Indebtedness, that in the event that a Note is declared due and payable before its maturity because of the occurrence of an Event of Default, (a) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (b) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

     9.5  Company's Obligations Unimpaired.  The provisions of this Article 9
          --------------------------------
are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Purchaser on the other hand, and nothing herein shall impair, as between the Company and the Purchaser, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest, if payable, on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

     9.6  Subrogation.  Subject to the payment in full of Senior Indebtedness,
          -----------
holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Senior Indebtedness shall be paid in full; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this

Section 9.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

     10.  Interpretation.
          --------------

     10.1  Definitions.
           -----------

     "Adjustment Period" shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Applicable Tax Rate" shall have the meaning set forth in Section 6.9(a).

     "Beneficially Own" or "Beneficial Owners" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or under standing, whether or not in writing.

     "Board of Directors" shall mean the board of directors of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Consolidated" or "consolidated," when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more persons of the amounts signified by such term for all such persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person or attributable to shares of preferred stock of any such person not owned by any other such person.

     "Conversion Price" shall mean $4.50, subject to adjustment as provided in
Article 8.

     "Conversion Ratio" shall mean the ratio obtained by dividing each $100 of outstand ing principal amount of Notes by the Conversion Price, subject to adjustment as provided in Article 8.

     "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted bid price in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing bid price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing bid price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated trans action reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm acceptable to holders of a majority of the Notes, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

     "Default" shall mean any event which, with or without the passage of time, would be an Event of Default.

     "Environmental Laws" shall mean, at any date, all provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of Laws, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (a) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (b) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and any other Laws imposing or creating liability with respect to Hazardous Materials.

     "Environmental Liability" shall mean any liabilities, obligations, costs, losses, payments or damages, including compensatory and punitive damages, incurred (a) to contain, remove, clean up, assess, abate or otherwise remedy any actual or alleged release or threatened release of Hazardous Materials, any actual or alleged contamination (by Hazardous Materials) of air, surface or subsurface soil, groundwater or surface water, or any personal injury or damage to natural resources or property resulting from any such release or contamination, pursuant to the requirements of any Environmental Law or in response to any claim by any Public Authority or other Third Party under any Environmental Law; (b) to modify facilities or processes or take any other remedial action in response to any claim by any Public Authority of non-compliance with any Environmental Law; (c) as a result of the imposition of any civil or criminal fine or penalty by any Public Authority for the violation or alleged violation of any Environmental Law; or
(d) as a result of any action, suit, proceeding or claim by any Third Party under any Environmental Law. The term "Environmental Liability" shall include:
(i) reasonable fees of counsel and consultants (but not any corporate allocation for management time or for the use of similar in-house services or facilities) and (ii) the costs and expenses of any investigation undertaken to ascertain the existence or extent of any potential or actual Environmental Liability.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 7.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

     "Governing Instruments" shall mean, collectively, this Agreement and the Notes.

     "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obliga tion of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation,
(y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Material" shall mean any substance regulated by any Environmental Law or which may now or in the future form the basis for any Environmental Liability.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (f) all capitalized lease obligations of such person, (g) all Guarantees of such person,
(h) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person,
(i) all obligations arising out of foreign exchange contracts, and (j) all Swap Contracts.

     "Liquidation Value" shall mean the outstanding principal amount of any Note.

     "OSHA" shall have the meaning set forth in Section 2.5.

     "Outstanding" or "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes therefore issued as provided in this Agreement, except (a) Notes therefore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (b) Notes therefore paid in full, and
(c) Notes therefore canceled by the Company except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

     "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Public Authority" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

     "Rights" shall mean the rights to purchase Preferred Stock issued pursuant to the Rights Agreement.

     "Rights Agreement" shall mean the Gensia Stockholders Rights Agreement, dated March 16, 1992, as amended, between the Company and ChaseMellon Shareholder Services, L.L., as successor in interest to First Interstate Bank.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Senior Indebtedness" shall mean and include, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on (a) any Indebtedness, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, except for any such Indebtedness that by the terms of the instrument or instruments by which such Indebtedness was created or incurred expressly provides that it (i) is subordinated in right of payment to the Notes or (ii) ranks pari passu in right of payment with the Notes and (b) any amendments, renewals, extensions, modifications and refundings of any such Indebtedness.

     "Subordinated Indebtedness" shall mean all Indebtedness which is not Senior Indebtedness.

     "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Swap Contract" shall mean any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the fore going, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Swap Termination Value" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and

(b) for any date prior to the date referenced in subclause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

     "Third Party" shall mean a person who or which is neither the Company or its Subsidiaries nor the Purchaser.

     "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

     "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

     10.2  Accounting Principles.  The character or amount of any asset,
           ---------------------
liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with United States generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

     11.  Miscellaneous.
          -------------

     11.1  Payments.  The Company agrees that, so long as the Purchaser shall
           --------
hold any Notes, it will make all cash payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing.

     11.2  Severability.  If any term, provision, covenant or restriction of
           ------------
this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     11.3  Specific Enforcement.  The Purchaser, on the one hand, and the
           --------------------
Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     11.4  Entire Agreement.  This Agreement (including the documents set forth
           ----------------
in the exhibits hereto) between the parties contains the entire understanding of the parties with respect to the transactions contemplated hereby.

     11.5  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     11.6  Notices and Other Communications.  All notices, consents, requests,
           --------------------------------
instruc tions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be rapidly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

To the Company:              Gensia Sicor Inc.
                             19 Hughes
                             Irvine, CA 92618
                             Attention:  Legal Department

With a copy to:              Pillsbury Madison & Sutro LLP
                             235 Montgomery Street
                             San Francisco, CA 94104
                             Attention:  Thomas E. Sparks, Jr.

To the Purchaser:            Carlo Salvi
                             Via San Salvatore, 7
                             Ch 6902 Lugano, Switzerland

With a copy to:              Spiess Brunoni Pedrazzini Molino
                             Via Pioda 14
                             6901 Lugano, Switzerland
                             Attention:  Massimo Pedrazzini

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

     11.7  Amendments.  This Agreement may be amended as to the Purchaser and
           ----------
its successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Purchaser and/or such successors and assigns who are the registered holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Notes then held by the Purchaser and its successors or assigns. This Agree ment may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     11.8  Cooperation.  The Purchaser and the Company agree to take, or cause
           -----------
to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

     11.9  Successors and Assigns.  All covenants and agreements contained
           ----------------------
herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood however that the covenants set forth in Section 11.10(a) and (c) shall not inure to the benefit of any assignee of the Purchaser other than Affiliates of the Purchaser. Neither this Agreement nor any rights hereunder may be transferred prior to the Closing Date without the consent of the other party.

     11.10  Expenses and Remedies.
            ---------------------

     (a) The Company agrees to pay the Purchaser for all of its out-of-pocket expenses, including reasonable outside legal, accounting and consulting fees of the Purchaser, incurred in connection with this Agreement and the consummation of all transactions contemplated hereby, and all costs and expenses relating to any future amendment or supplement to this Agreement or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the Purchaser relating to the enforcement of this Agreement, the Registration Rights Agreement or any of the Securities.

     (b) The Company further agrees to indemnify and save harmless the Purchaser from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company (including the breach of any covenant or representation or warranty made by the Company) or any legal, administrative or other proceedings arising out of the transactions contemplated hereby (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, (i) from the breach by such Purchaser of any of its agreements contained herein or (ii) from the gross negligence or willful misconduct of the Purchaser); provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

     (c) The indemnified party under this Section 11.10 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 11.10, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been materially prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 11.10. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this
Section 11.10 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that
(i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

     (d) The indemnification required by this Section 11.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     11.11  Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities, regardless of any investigation made by or on behalf of any party.

     11.12  Transfer of Securities.  The Purchaser understands and agrees that
            ----------------------
the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear the following legend:

     "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PUR SUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

     11.13  Governing Law.  This Agreement shall be governed by and construed
            -------------
and
enforced in accordance with the laws of the State of Delaware.

     11.14  Term.  Unless an Event of Default shall have occurred and be
            ----
continuing, this Agreement shall terminate on January 10, 2001, except that Sections 6.9 and 11.10 shall survive the termination of this Agreement.

     11.15  Publicity.  Each of the parties hereto agrees that it will make no
            ---------
statement regarding the transactions contemplated hereby unless such statement has been approved by both of the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

     11.16  Covenant of Purchaser.  The Purchaser shall use reasonable efforts
            ---------------------
to honor all reasonable requests from the Company, to file, or to provide the Company with, such forms, returns, statements or other documentation as in the reasonable opinion of the Company and Purchaser shall enable the Purchaser or the Company, to claim a reduced rate of tax or exemption from tax with respect to any taxes subject to payment or indemnification by the Company under Section 6.11.

     11.17  Signatures.  This Agreement shall be effective upon delivery of
            ----------
original signature pages or facsimile copies thereof executed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                               GENSIA SICOR INC.



                               By          /s/ John W. Sayward
                                   -------------------------------------



                                             /s/ Carlo Salvi
                               -----------------------------------------
                                                 Carlo Salvi

                                                                     EXHIBIT A-1


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRA TION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                               GENSIA SICOR INC.
                       8% Subordinated Convertible Notes
                              due January 10, 2001


No. 1                                                              San Diego, CA
$5,000,000                                                      December 1, 1998

     GENSIA SICOR INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to CARLO SALVI, or registered assigns, the principal amount of FIVE MILLION DOLLARS [$5,000,000] on January 10, 2001, with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) on the unpaid balance of such principal amount at the rate of eight percent (8%) per annum from the date hereof, payable quarterly, in arrears, on the last business day of March, June, September and December, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise). During the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal of, and any other amounts (other than interest), if any, due on the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of eleven and three-quarters percent (11.75%) per annum (computed on the same basis as above) until such overdue amount is paid or until such Default or Event of Default is cured. All payments on this Note shall be made in lawful money of the United States of America at the address specified by the holder hereof for such purpose in the Purchase Agreement, in the manner set forth in the Purchase Agreement.

     This Note is one of the Company's eight percent (8%) Convertible Subordinated Notes due January 10, 2001 originally issued in the aggregate principal amount of up to $10,000,000 pursuant to the Purchase Agreement. The registered holder of this Note is entitled to the benefits of such Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     This Note is convertible, upon the terms and subject to the conditions specified in the Purchase Agreement.

     This Note is expressly subordinated to the extent and in the manner provided in Article 9 of the Purchase Agreement to all Senior Indebtedness (as defined therein) of the Company.

     This Note is a registered Note and, as provided in the Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal, interest and any other amounts payable on this Note may be declared and become due and payable in the manner and with the effect provided in the Purchase Agreement.

     THIS NOTE IS MADE AND DELIVERED IN SAN DIEGO, CALIFORNIA, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                               GENSIA SICOR INC.



                               By    /s/ John W. Sayward
                                  ------------------------------------

                               Title Executive Vice President, Finance
                                     ---------------------------------

                                                                     EXHIBIT A-2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRA TION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                               GENSIA SICOR INC.
                       8% Subordinated Convertible Notes
                              due January 10, 2001


No. 2                                                              San Diego, CA
$5,000,000                                                     December 21, 1998

  GENSIA SICOR INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to CARLO SALVI, or registered assigns, the principal amount of FIVE MILLION DOLLARS [$5,000,000] on January 10, 2001, with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) on the unpaid balance of such principal amount at the rate of eight percent (8%) per annum from the date hereof, payable quarterly, in arrears, on the last business day of March, June, September and December, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise). During the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal of, and any other amounts (other than interest), if any, due on the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of eleven and three-quarters percent (11.75%) per annum (computed on the same basis as above) until such overdue amount is paid or until such Default or Event of Default is cured. All payments on this Note shall be made in lawful money of the United States of America at the address specified by the holder hereof for such purpose in the Purchase Agreement, in the manner set forth in the Purchase Agreement.

         This Note is one of the Company's eight percent (8%) Convertible Subordinated Notes due January 10, 2001 originally issued in the aggregate principal amount of up to $10,000,000 pursuant to the Purchase Agreement. The registered holder of this Note is entitled to the benefits of such Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

         This Note is convertible, upon the terms and subject to the conditions specified in the Purchase Agreement.

         This Note is expressly subordinated to the extent and in the manner provided in

Article 9 of the Purchase Agreement to all Senior Indebtedness (as defined therein) of the Company.

         This Note is a registered Note and, as provided in the Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal, interest and any other amounts payable on this Note may be declared and become due and payable in the manner and with the effect provided in the Purchase Agreement.

         THIS NOTE IS MADE AND DELIVERED IN SAN DIEGO, CALIFORNIA, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                               GENSIA SICOR INC.



                               By  /s/ John W. Sayward
                                  ---------------------------------------

                               Title   Executive Vice President, Finance
                                     ------------------------------------

                                                                       EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT
                                    between
                               GENSIA SICOR INC.
                                      and
                                  CARLO SALVI
                          Dated as of December 1, 1998


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 1, 1998 between GENSIA SICOR INC., a Delaware corporation (the "Company"), CARLO SALVI
-----------------                                          -----------
("Purchaser").

     1.  Background.  Pursuant to a Securities Purchase Agreement, dated as of
         ----------
December 1, 1998 (the "Purchase Agreement"), between the Company and Purchaser, Purchaser has purchased or agreed to purchase from the Company $10,000,000 in aggregate principal amount of the Company's 8% Subordinated Convertible Notes due January 10, 2001 (the "Notes") convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). The shares of Common Stock are referred to herein as the "Registrable Securities." The Notes are referred to herein as the "Convertible Securities."

     2.  Registration Under Securities Act, etc.
         --------------------------------------

     2.1  Registration on Request.
          -----------------------

     (a)  Request.  Subject to Section 2.7 hereof, at any time and from time to
          -------
time after November , 1999, upon the written request of holders (the "Initiating Holders") of Registrable Securities representing not less than twenty-five percent (25%) of the number of shares of Common Stock issuable upon conversion of the Notes that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, provided that in no event shall the Company be obligated to register shares of Common Stock pursuant to such request having a Current Market Value on the date of such request less than $2.5 million, the Company will promptly, and in any event within ten (10) days, give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

          (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

          (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within ten (10) days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

     (b)  [Reserved].

     (c)  Registration Statement Form.  Registrations under this Section 2.1
          ---------------------------
shall be on such appropriate registration form of the Commission as shall be selected by the Company.

     (d)  Effective Registration Statement.  A registration requested pursuant
          --------------------------------
to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than an act or omission of the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

     (e)  Selection of Underwriters.  The underwriter or underwriters of each
          -------------------------
underwritten offering of the Registrable Securities so to be registered shall be selected by the Company; provided, however, that such underwriter shall be reasonably satisfactory to the Selling Holders who hold more than fifty percent (50%) of the Registrable Securities so to be registered.

     (f)  Priority in Requested Registration.  If the managing underwriter of
          ----------------------------------
any under written offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably related to the then current market value of the securities, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities then held by, or issuable upon exercise or conversion of Convertible Securities then held by, such Selling Holders. In connection with any such registration to which this Section 2.1(f) is applicable, no securities other than Registrable Securities shall be covered by such registration unless the written consent of Selling Holders holding at least a majority of the Registrable Securities included in such registration shall have been obtained.

     (g)  Limitations on Registration on Request.  Notwithstanding anything in
          --------------------------------------
this Section 2.1 to the contrary, in no event will the Company be required to effect, in the aggregate pursuant to this Section 2.1, without regard to the holder of Registrable Securities making such request, (i) more than three registrations during the term of this Agreement or (ii) more than two (2) registrations in any twelve (12) month period. Holders of Registrable Securities shall receive prompt notice of requests for registration and such notice shall include a specific warning about the restrictions on registration requests called for by this Section 2.1(g).

     2.2  Incidental Registration.
          -----------------------

     (a)  Right to Include Registrable Securities.  If the Company proposes to
          ---------------------------------------
register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvest ment plan or a merger or consolidation and registrations effected pursuant to Section 6.1 of the Shareholder's Agreement dated as of November 12, 1996, as amended, between the Company and Rakepoll Finance unless the written consent of Holders (as defined in such Shareholder's Agreement) holding at least a majority of the Registrable Securities (as defined in such Shareholder's Agreement) included in such registration shall have been obtained to the inclusion of the Registrable Securities in such registration), whether or not for sale for its own account, it will, subject to Section 2.9 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within thirty (30) days after the receipt of any such notice (which request shall specify the Regis trable Securities intended to be disposed of by such Requesting Holder), the Company will, subject to Section
2.9 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2.

     (b)  Priority in Incidental Registrations.  If the managing underwriter of
          ------------------------------------
any under written offering shall inform the Company by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering,
(i) first, all securities proposed by the Company to be sold for its own account or which the Company is required to register on behalf of any third party exer cising rights similar to those granted in Section 2.1(a), (ii) second, such Registrable Securities and all other securities of the Company requested to be included in such registra tion by third parties exercising rights similar to those granted in Section 2.2(a) pro rata among such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included, and (iii) third, any other securities of the Company requested to be included in such registration.

     2.3  Registration on Form S-3.  If at any time after November  , 1999, (a)
          ------------------------
any holder of Registrable Securities requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such requesting holder and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto, then, subject to Section 2.9 hereof, the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, including, without limitation, pursuant to Rule 415 under the Securities Act, the Registrable Securities specified in such request. Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the limitations, procedures and requirements of Section 2.1(b), (e) and (f) (including but not limited to the requirement that the Company notify all holders from whom a request has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3: (i) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (ii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 on behalf of the holders; or (iii) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration qualification or compliance.

     2.4  Registration Procedures.
          -----------------------

     (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1, 2.2 and 2.3, the Company will as expeditiously as possible:

          (i) prepare and (as soon as practicable, and in any event within forty-five (45) days after (A) receipt by the Company of a request under
     Section 2.1 or 2.3 or (B) the end of the period within which requests for registration may be given to the Company under Section 2.2) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the Commission such amendments and supple-ments to such registration statement and the prospectus used in connec tion therewith as may be necessary to keep such registration statement effec tive and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration state ment for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such period need not exceed (A) one hundred eighty (180) days in the case of registration required by Section 2.1 or 2.2 or (B) two (2) years in the case of registration required by Section 2.3;

          (iii) furnish to each seller of Registrable Securities covered by such registration statement and the managing underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

          (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and
     (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consum mate the disposition in such jurisdictions of the securities to be sold by such sellers; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi)   [Reserved];

          (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, in the judgment of the Company, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, in the judgment of the Company, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

          (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed.

     (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.4, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice; provided, however, that any period during which a holder must discontinue disposition of Registrable Securities shall not be included in determining whether such registration has been effective for the period required by Section 2.4(a)(ii).

     2.5  Underwritten Offerings.
          ----------------------

     (a)  Requested Underwritten Offerings.  If requested by the underwriters
          --------------------------------
for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1 or 2.3, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

     (b)  Incidental Underwritten Offerings.  If the Company proposes to
          ---------------------------------
register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.9 hereof, if requested by any Requesting Holder of Registrable Securities arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the under writers other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by law.

     (c)  Holdback Agreements.  If any registration of Registrable Securities
          -------------------
shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) for such customary period of time (not exceeding one hundred twenty (120) days) as may be reasonably requested by the underwriter of such offering beginning on the effective date of such registration statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least fifteen (15) days prior to such effective date.

     If any registration of Registrable Securities shall be in connection with an under written public offering, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the fifteen (15) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

     2.6  Preparation; Reasonable Investigation.  In connection with the
          -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.7  Company Right to Postpone Registration.  The Company shall be entitled
          --------------------------------------
to postpone for a reasonable period of time (but not exceeding ninety (90) days and no more than once in any twelve (12) month period) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Agreement if the Company deter mines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 or 2.3 written notice of such delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registra tion thereof pursuant to Section 2.1 or 2.3 shall have the right to withdraw the request for registration by giving written notice to the Company within thirty
(30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to
Section 2.1 or 2.3 hereof.

     2.8  Indemnification.
          ---------------

     (a)  Indemnification by the Company.  In the event of any registration of
          ------------------------------
any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.3, each seller of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registra tion statement under which such securities were registered under the Securities Act, any pre liminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such seller.

     (b)  Indemnification by the Sellers.  As a condition to including any
          ------------------------------
Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from each holder joining in such registration, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 2.8) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.8(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

     (c)  Notices of Claims, etc.  Promptly after receipt by an indemnified
          -----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.8, except to the extent that the indemnify ing party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (d)  Contribution.  If the indemnification provided for in this Section 2.8
          ------------
shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph
(d) are several in proportion to the relative value of their respective Registra ble Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     (e)  Other Indemnification.  Indemnification and contribution similar to
          ---------------------
that specified in the preceding subdivisions of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

     (f)  Indemnification Payments.  The indemnification and contribution
          ------------------------
required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     2.9  Limitations on Registrations of Registrable Securities.  The Company
          ------------------------------------------------------
shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such holder or holders) to the effect that all Registrable Securities held by such holder may be sold in the public market without registration under the Securities Act and any applicable state Securities laws.

     2.10  Expenses.  The Company will pay the Registration Expenses in
           --------
connection with any registration requested pursuant to Section 2.1, 2.2 or 2.3.

     3.  Definitions.  As used herein, unless the context otherwise requires,
         -----------
the following terms have the following respective meanings:

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least fifty percent (50%) of the Registrable Securities covered by such registration); provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, underwriters' fees and underwriting discounts and commissions, expenses incurred in connection with promotional efforts or "roadshows" and transfer taxes in respect of the Registrable Securities being registered.

     "Registrable Securities" has the meaning set forth in Section 1 hereof. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registra tion of them under the Securities Act, or (d) they shall have ceased to be outstanding.

     "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

     "Selling Holders" has the meaning set forth in Section 2.1(a)(ii).

     4.  Rule 144.  The Company shall take all actions reasonably necessary to
         --------
enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, using its best efforts to file on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5.  Amendments and Waivers.  This Agreement may be amended with the consent
         ----------------------
of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the beneficial owner or owners of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities. Each beneficial owner of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6.  Nominees for Beneficial Owners.  In the event that any Registrable
         ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7.  Notices.  All communications provided for hereunder shall be sent by
         -------
courier or other overnight delivery service, shall be effective upon receipt, and shall be addressed as follows:

     (a) if to Purchaser, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as Purchaser shall have furnished to the Company in writing;

     (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

     (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     8.  Assignment; Calculation of Percentage Interests in Registrable
         --------------------------------------------------------------
Securities.
----------

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to Purchaser, any beneficial owner of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Purchaser (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities permitted by the Purchase Agreement, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 2.1 or 2.3 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

     (b) For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities outstanding at the time such calculation is made, assuming the conversion of all Notes into shares of Common Stock.

     9.  Descriptive Headings.  The descriptive headings of the several sections
         --------------------
and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10.  Governing Law.  This Agreement shall be construed and enforced in
          -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     11.  [Reserved].

     12.  Recapitalizations, etc.  In the event that any capital stock or other
          -----------------------
securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     13.  Attorneys' Fees.  In any action or proceeding brought to enforce any
          ---------------
provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                               GENSIA SICOR INC.



                               By            /s/ John Sayward
                                  -----------------------------------------
                                               John Sayward
                                      Executive Vice President, Finance,
                                         Chief Financial Officer and
                                                  Treasurer



                                              /s/ Carlo Salvi
                               --------------------------------------------
                                                Carlo Salvi